Exhibit 99.1

                                                                                       Assets                       Pro Forma
                                                        CNB           Capital        Acquired &                        CNB
                                                     Financial       Securities     Liabilities      Deposit        Financial
                                                    Corporation       Issuance        Assumed        Premium       Corporation
                                                    -----------      ----------     -----------      -------       -----------
                                                                         (1)            (2)            (3)
Cash and due from banks                              $  19,266       $       -       $     651      $       -       $  19,917
Federal funds sold                                           -          17,150         100,093        (18,938)         98,305
Securities available for sale, at fair value           310,751                                                        310,751
Net loans receivable                                   395,322                             168                        395,490
Accrued interest receivable                              5,508                                                          5,508
Premises and equipment, net                              9,602                           2,900                         12,502
Other real estate owned and repossessed assets           1,272                                                          1,272
Goodwill                                                     -                                         18,938          18,938
Other assets                                             3,666             850                                          4,516
                                                     ---------       ---------       ---------      ---------       ---------
    Total assets                                     $ 745,387       $  18,000       $ 103,812      $       -       $ 867,199
                                                     =========       =========       =========      =========       =========


Liabilities and Stockholder's Equity

Liabilities:
Deposits                                             $ 607,766       $       -       $ 155,718                        763,484
Fed funds purch & sec sold under
  agreements to repurchase                              63,393                         (52,700)                        10,693
Demand notes issued to U.S. Treasury                       511                                                            511
Long-term debt                                           6,286                                                          6,286
Other liabilities                                        8,930                             794                          9,724
                                                     ---------       ---------       ---------      ---------       ---------
    Total liabilities                                  686,886               -         103,812              -         790,698
                                                     ---------       ---------       ---------      ---------       ---------

Guaranteed preferred beneficial interests
  in Registrant's junior subordinated debentures             -          18,000                                         18,000

Stockholder's Equity:
Common stock                                             9,761               -                                          9,761
Additional paid-in capital                               6,197                                                          6,197
Retained earnings                                       46,668                                                         46,668
Accumulated other comprehensive (loss)                    (110)                                                          (110)
Treasury stock                                          (4,015)                                                        (4,015)
                                                     ---------       ---------       ---------      ---------       ---------
    Total stockholders' equity                          58,501               -               -              -          58,501
                                                     ---------       ---------       ---------      ---------       ---------

    Total liabilities and stockholders' equity       $ 745,387       $  18,000       $ 103,812      $       -       $ 867,199
                                                     =========       =========       =========      =========       =========

Notes to Unuadited Pro Forma Consolidated Balance Sheet

(1) Represents issuance of $18 million in Registrant's guaranteed preferred beneficial interests in Registrant's junior subordinated debentures, which were issued August 4, 1999. The offering costs of approximately $850 thousand will be included in other assets and amortized over the thirty year term of the issue. The net proceeds of the issue is shown as Federal funds sold in the unaudited pro forma balance sheet.

(2) Represents the assets acquired and liabilities assumed in the acquisition. The net cash received in the settlement of the transaction is shown as a payment on Federal funds purchased outstanding at June 30, 1999 of $52,700. The remaining proceeds of $100,093 is shown as Federal funds sold in the unaudited pro froma balance sheet.

(3) Represents the tax deductible deposit premium of 12.1% of deposit liabilities assumed, including accrued interest payable, calculated on the amount of deposits, including accrued interest payable, outstanding on August 27, 1999. The deposit premium will be amortized over a fifteen year period on a straight-line basis.